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              Void after 5:00 p.m., New York Time on June 28, 1998
               Warrant to Purchase 500,000 Shares of Common Stock

                           --------------------------

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                             ATC CAPITAL GROUP LTD.

                           --------------------------

                   THIS WARRANT AND THE SHARES OF COMMON STOCK
                     ISSUABLE PURSUANT TO THIS WARRANT HAVE
              NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                  AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD,
                     PLEDGED OR OTHERWISE TRANSFERRED UNLESS
                  REGISTERED UNDER THE ACT OR AN EXEMPTION FROM
                         SUCH REGISTRATION IS AVAILABLE.

               FOR VALUE RECEIVED, ATC Capital Group Ltd., a Delaware corporation (the "Company"), grants the following rights to Chris F. Brown., an individual residing at One East 62nd Street, New York, NY, or his assigns ("Holder").

ARTICLE 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:


                      (a) "Common Stock" shall mean the common stock, par value $.0002 per share, of the Company.

                      (b) "Corporate Office" shall mean the office of the Company (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 245 Park Avenue, 40th Floor, New York, NY 10167.

                      (c) "Exercise Price" shall mean $4.50 per share of Common Stock to be purchased upon exercise of this Warrant in accordance with the terms hereof, subject to adjustment as provided herein.

                      (d) "Expiration Date" shall mean 5:00 p.m. (New York time) on June 28, 1998.



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                      (e) "Transfer  Agent" shall mean Corporate Stock Transfer, as the Company's transfer agent, or its authorized successor, as such.

                              ARTICLE 2. EXERCISE.

               2.1 Exercise of Warrant. This Warrant shall entitle Holder to purchase up to 500,000 shares of Common Stock (the "Shares") at the Exercise Price. This Warrant shall be exercisable at any time and from time to time prior to the Expiration Date (the "Exercise Period"), provided that Holder agrees that during each ninety (90) day period commencing on the date hereof, Holder will not offer for sale or sell more than an aggregate of 25% of the Shares. This Warrant and the right to purchase Shares hereunder shall expire and become void at the Expiration Date.

               2.2    Manner of Exercise.

                      (a) Holder may exercise this Warrant at any time and from time to time during the Exercise Period, in whole or in part (but not in denominations of fewer than 25,000 shares, except upon an exercise of this Warrant with respect to the remaining balance of shares purchasable hereunder at the time of exercise), by delivering to the Company at its Corporate Office (i) a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto, (ii) a check for the aggregate Exercise Price of the shares of Common Stock being purchased, and (iii) a written opinion of counsel, in form and substance satisfactory to the Company, to the effect that the Warrant and the Shares delivered upon exercise hereof, have been registered under the Securities Act of 1933, as amended, or are exempt from registration thereunder.

                      (b) From time to time, until the Expiration Date, upon exercise of this Warrant, in whole or part, in accordance with its terms, the Transfer Agent will countersign and deliver stock certificates to the Holder representing the number of Shares being purchased pursuant to such exercise, subject to adjustment as described herein.

                      (c) Promptly following any exercise of this Warrant, if the Warrant has not been fully exercised and has not expired, the Company will deliver to the Holder a new Warrant for the balance of the Shares covered hereby.

               2.3 Termination. All rights of the Holder in this Warrant, to the extent they have not been exercised, shall terminate on the Expiration Date.

               2.4 No Rights Prior to Exercise. Prior to its exercise pursuant to Section 2.2 above, this Warrant shall not entitle the Holder to any voting or other rights as holder of shares of Common Stock.

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               2.5 Anti-dilution  Adjustments.  In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares or Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or
other   securities   or  property   (including   cash)   receivable   upon  such
reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock (or other appropriate securities) which would have been issued to the Holder had the Holder exercised the Warrant immediately before such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
2.5.   The   foregoing   provisions   shall   similarly   apply  to   successive
reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

               2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the closing bid price of a full share of the Company's Common Stock on the date of the Notice of Exercise.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

               3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

                      (a) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws, and not subject to any pre-emptive rights.

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                      (b)  The  Company  is a  corporation  duly  organized  and validly existing under the laws of the state of Delaware, and has the full power and authority to issue this Warrant and to comply with the terms hereof. The execution, delivery and performance by the Company of its obligations under this Warrant, including, without limitation, the issuance of the Shares upon any exercise of the Warrant have been duly authorized by all necessary corporate action. This Warrant has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy,
insolvency,   reorganization   or  similar  laws  affecting   enforceability  of
creditors' rights generally and except as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                      (c) The Company is not subject to or bound by any provision of any certificate or articles of incorporation or by-laws, mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction or any applicable provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default (or right of termination) as a result of the execution, delivery and performance by the Company of this Warrant.

ARTICLE 4. REGISTRATION UNDER THE ACT.

                      (a) On or before August 1, 1996, the Company agrees, subject to applicable law, to file with the Securities and Exchange Commission (the "SEC") a registration on form S-8 so as to permit the public offer and sale of the Shares. The Company will not be required to take any action with respect to or make any filing under state "Blue sky" laws. If an S-8 registration statement shall be unavailable to the Company with respect to the Shares, the Company shall, upon receipt a written request therefore (the "Demand Request") given on or after December 28, 1996, from any record holder or holders of an aggregate of more than 50% of this Warrant, then, the Company shall prepare and file with the SEC a registration statement under the Act covering this Warrant (or any warrant or warrants issued in substitution or exchange therefor) and the Common Stock issuable upon exercise of this Warrant (or any warrant or warrants issued in substitution or exchange therefor) (collectively, the "Registrable Securities") which are the subject of such request and shall use its best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration is to be effected. The Company shall include in such registration statement such

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Registrable Securities for which it has received written requests to register by such other record holders within thirty (30) days after the delivery of the Company's written notice to such other record holders. All record holders from whom the Company shall have received requests to register Registrable Securities as provided herein are hereinafter referred to as the "Requesting Holders."

                      If at the time of the Demand Notice the Company is in the process of preparing a registration statement under the Act relating to an underwritten public offering, then no holder of securities of the Company, including Requesting Holders may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the securities being underwritten. Securities to be excluded from an underwritten public offering shall be selected in a manner provided in paragraph
(b) below. To the extent only a portion of the Registrable Securities held by a Requesting Holder is included in the underwritten public offering, a registration statement covering those Registrable Securities which are excluded from the underwritten public offering will be filed within 120 days of the consummation of the underwritten public offering.

                      The  obligation  of the Company  under this  paragraph (a)
shall be limited to one registration statement. The Company shall pay the expenses described in paragraph (c) below for the registration statement filed pursuant to this paragraph (a), except for underwriting discounts and commissions and legal fees of the Requesting Holders, which shall be borne by the Requesting Holders.

                      (b) The number of shares of Registerable Securities otherwise to be included in an underwritten public offering (the "Requested Stock") may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter as provided herein. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 120 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

                      (c) Registration Procedures. If and whenever the Company is required by the provisions of paragraph (a) above to effect the registration of Registrable Securities under the Act, the Company will:

                             (i)  prepare  and file with the SEC a  registration
statement with respect to such securities, and use its best efforts to cause such registration statement to become and

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remain  effective for such period as may be  reasonably  necessary to effect the sale of such securities, not to exceed two years;

                             (ii) prepare and file with the SEC such  amendments
to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed two years months;

                             (iii) furnish to the security holders participating
in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                             (iv) notify the security  holders  participating in
such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                             (v) notify such holders  promptly of any request by
the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                             (vi) prepare and file with the SEC,  promptly  upon
the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such holder;

                             (vii)  prepare and  promptly  file with the SEC and
promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                             (viii) advise such holders, promptly after it shall
receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of

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any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                      (d) Expenses.

                             (i) With  respect  to each  registration  requested
pursuant to paragraph (a) above, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph
(ii) below) in connection therewith shall be borne by the Company, provided, however, that any security holders participating in such registration shall bear their pro rata share of the underwriting discount and commissions and transfer taxes.

                             (ii) The fees,  costs and expenses of  registration
to be borne by the Company as provided in paragraph (i) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company. Fees and disbursements of counsel and accountants for the selling security holders and any other expenses incurred by the selling security holders not expressly included above shall be borne by the selling security holders.

                      (e) Indemnification.

                             (i) The Company will  indemnify  and hold  harmless
each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of paragraph (a) above, its directors and officers, and any underwriter (as defined in the Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.



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                             (ii) Each holder of Registrable Securities included
in a registration pursuant to the provisions of paragraph (a) above will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof.

                             (iii)  Promptly  after  receipt  by an  indemnified
party pursuant to the provisions of paragraph (i) or (ii) of this Article 4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (i) or (ii), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnified party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said




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paragraph  (i) or (ii) for any legal or other expense  subsequently  incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (A) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence,
(B) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

               The Company's agreements with respect to Warrants or the Shares in this Article 4 shall continue in effect regardless of the exercise and surrender of this Warrant.

ARTICLE 5. MISCELLANEOUS.

               5.1 Transfer. This Warrant may be transferred or assigned, in whole or in part, at any time and from time to time in the discretion of the Holder, provided, that this Warrant may not be transferred or assigned such that either the Holder or the transferee or assignee will, following such transfer or assignment, hold a Warrant for the right to purchase fewer than 25,000 Shares, and provided, further, that this Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned without compliance with applicable federal and state securities laws by the transferor and the transferee.

               5.2 Transfer Procedure. Subject to the provisions of Section 5.1, Holder may transfer or assign this Warrant by delivering to the Company the Assignment Form annexed hereto as Appendix 2 duly executed and funds sufficient to pay any transfer tax, and surrendering this Warrant to the Company for reissuance to the transferee or assignee (and the Holder, in the event of a transfer or assignment of this Warrant in part). (Each of the Persons in whose name any such new warrant shall be issued are herein referred to as a "Holder.")


               5.3 Loss, Theft, Destruction or Mutilation. If this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or, in lieu of and in substitution for such Warrant so destroyed, lost or stolen, upon the Holder filing with the Company evidence satisfactory to it that such Warrant has been so mutilated, defaced, destroyed, lost or stolen. However, the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of expenses and charges incurred in connection with the delivery of such new Warrant. Any Warrant so surrendered to the Company shall be canceled.


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               5.4  Notices.  All  notices  and  other  communications  from the
Company to the Holder or vice versa shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

               5.5 Waiver. This Warrant and any term hereof may be changed, waived, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

               5.6 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of the Company's incorporation, without giving effect to its principles regarding conflicts of law.

Dated: June 28, 1996

                                            ATC CAPITAL GROUP LTD.

Attest: /s/ Steven A. Saide         By: /s/ Dennis Charter
                                        Name:  Dennis Charter
                                        Title: Chairman




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                                   APPENDIX 1

                               NOTICE OF EXERCISE

               1. The undersigned hereby elects to purchase ______ shares of the Common Stock of ATC Capital Group Ltd. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

               2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                             ----------------------
                                     (Name)


                             ----------------------

                             ----------------------
                                    (Address)

               3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

               4. The undersigned represents that it is not a U.S. Person as such term is defined in Regulation S promulgated under the Securities Act of 1933, as amended.

                                                   -----------------------------
                                                   (Signature)

- ------------------------
        (Date)



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                                   APPENDIX 2

                                 ASSIGNMENT FORM


               FOR VALUE RECEIVED,______________________________________________
hereby sells, assigns and transfers unto

Name_______________________________________________
    (Please typewrite or print in block letters

Address____________________________________________

Taxpayer I.D. Number_______________________________


the right to purchase shares of common stock of ATC Capital Group Ltd. (the "Company") represented by this Warrant to the extent of ________________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the same on the books of the Company with full power of substitution in the premises.



Date _____________,199_



Signature ____________________________________




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